Exhibit 99.1

FOR IMMEDIATE RELEASE

Second Sight Appoints Pat Ryan Chief Operating Officer

Sylmar, CA – September 04, 2018 – Second Sight Medical Products, Inc. (NASDAQ: EYES) ("Second Sight" or "the Company"), a developer, manufacturer and marketer of implantable visual prosthetics that are intended to create an artificial form of useful vision to blind patients, announced today that Pat Ryan has been appointed Chief Operating Officer, effective immediately. In this newly created role, Mr. Ryan will assume responsibility for Research & Development, Manufacturing, Planning & Materials, Quality Assurance, and Information Technology. He will report to Will McGuire, Second Sight’s President and Chief Executive Officer.

“Pat brings a wealth of knowledge from both large and small medical device firms, and we are delighted to welcome him to the Second Sight team. He has successfully led organizations in multiple regions of the world including COO roles at several public medical device companies. Pat’s deep knowledge in manufacturing, quality assurance and R&D will be especially critical as Second Sight continues to develop the Orion™ Cortical Visual Prosthesis System (Orion) and prepares for significantly higher manufacturing volumes in future years,” said McGuire.

“Pat has the perfect background to ready Second Sight for an exciting future with Orion. His strong leadership in key areas will be invaluable, as we move the Orion clinical and development programs forward and prepare for success in a market that includes hundreds of thousands of potential patients worldwide,” said Gregg Williams, Chairman of the Board.

Mr. Ryan’s previous roles include serving as Chief Operations Officer at Synaptive Medical, and Chief Operating Officer at Lucerno Dynamics and Insulet Corporation. He also served as Chief Operating Officer and President, International, at Alphatec Spine. Earlier in Mr. Ryan’s career, he held multiple leadership positions at Guidant and Abbott Vascular, including Divisional Vice President of Worldwide Operations at Abbott Vascular as well as Vice President & Managing Director for Guidant’s manufacturing facility in Ireland. Following his graduation from the United States Naval Academy with a Bachelor of Science degree in Economics, Mr. Ryan served as an officer in the U.S. Navy. He then received a Master of Science degree in Petroleum Management from the University of Kansas.

The Company recently completed enrollment of the first five subjects, ahead of schedule, with Orion at the Ronald Reagan UCLA Medical Center (UCLA) and the Baylor College of Medicine in Houston (Baylor) as part of Second Sight’s early feasibility clinical study. All five subjects have had their Orion systems activated, and all subjects reported seeing light from virtually all electrodes and stimulation parameters are within expected ranges. As a result of these successes, the Company is now progressing with more complex testing involving real-time video input. Over the coming months, Second Sight intends to collect additional important clinical and performance data to support the safety and efficacy of this breakthrough device.

“I am thrilled to join Second Sight at this exciting time and to help the organization build on its significant achievements to date. I look forward to working with Will and the rest of the team to scale the infrastructure and team necessary for the commercial success of Orion, and to enhance shareholder value,” said Pat Ryan, Chief Operating Officer.

About Second Sight

Second Sight Medical Products, Inc. (NASDAQ: EYES) develops, manufactures and markets implantable visual prosthetics that are intended to deliver useful artificial vision to blind individuals. A recognized global leader in neuromodulation devices for blindness, the company is committed to developing new technologies to treat the broadest population of sight-impaired individuals.

Second Sight’s Argus® II Retinal Prosthesis System is the only FDA and CE Mark approved device for treating retinitis pigmentosa, with proven implant durability of multiple years. In 2016, the company published five year results. Today, several Argus II devices have been implanted and operational in humans for more than 10 years. The company is developing the Orion™ I Visual Cortical Prosthesis which is intended to provide useful artificial vision to individuals who are blind due to various causes. The company’s U.S. headquarters are in Los Angeles, and European headquarters are in Lausanne, Switzerland. More information is available at www.secondsight.com.

About Retinitis Pigmentosa

Affecting one in 4,000 individuals worldwide, retinitis pigmentosa (RP) is a rare, inherited genetic disorder that damages retinal cells called photoreceptors. Photoreceptors absorb and convert light into electrical signals sent to other retinal cells, then through the optic nerve to the brain which processes them into images. Common early symptoms of RP, often experienced in childhood, include difficulty seeing at night and lost peripheral vision. Later, the disease may lead to blurring of vision, tunnel vision, loss of central vision or loss of the ability to see colors. In many cases, severe vision problems occur in early adulthood. RP may impact an individual’s ability to perform essential tasks of daily living such as reading, driving, walking without assistance, or recognizing faces and objects.

About the Argus II Retinal Prosthesis System

The Argus® II Retinal Prosthesis System is an established, FDA and CE mark approved retinal implant that delivers a useful form of artificial vision to individuals who are blind due to severe to profound retinitis pigmentosa (RP). The Argus II works in place of lost photoreceptor cells and sends electrical pulses to remaining viable retinal cells to induce visual perception. The system works by converting images captured by a miniature video camera mounted on glasses into a series of small electrical pulses, which are transmitted wirelessly to an array of electrodes implanted on the surface of the retina. These pulses stimulate the retina's remaining cells, enabling perception of patterns of light in the brain. The user learns to interpret these visual patterns in order to regain some visual function. The Argus platform, which leverages the unique, patented design of its 60-contact array, is supported by more than 10 years of clinical experience and has been evaluated in multiple peer reviewed publications. Argus II was also the first retinal neuromodulation prosthesis to receive widespread commercial approval and is presently available at more than 50 leading medical centers in North America, Europe, the Middle East and Asia. Further information on the long-term benefits and risks can be found in the peer reviewed paper at: http://www.sciencedirect.com/science/article/pii/S0161642016305796

About the Orion Visual Cortical Prosthesis System

Leveraging Second Sight’s 20 years of experience in neuromodulation for vision, the Orion™ Visual Cortical Prosthesis System is an implanted cortical stimulation device intended to provide useful artificial vision to individuals who are blind due to a wide range of causes, including glaucoma, diabetic retinopathy, optic nerve injury or disease, or forms of cancer and trauma. The Orion System is intended to convert images captured by a miniature video camera mounted on glasses into a series of small electrical pulses. The device is designed to bypass diseased or injured eye anatomy and to transmit these electrical pulses wirelessly to an array of electrodes implanted on the surface of the brain’s visual cortex, where it is intended to provide the perception of patterns of light. A feasibility study of the Orion I device is currently underway at the Ronald Reagan UCLA Medical Center in Los Angeles and Baylor College of Medicine in Houston. No published in-human data is available yet for the Orion system. Based on the results of this first in-human testing of the Orion I cortical stimulation device, the company anticipates initiation of the next study in 2019.

Forward looking statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange and Exchange Act of 1934, as amended, which are intended to be covered by the “safe harbor” created by those sections. All statements in this release that are not based on historical fact are “forward looking statements.” These statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “goal,” or “planned,” “seeks,” “may,” “will,” “expects,” “intends,” “believes,” “should,” and similar expressions, or the negative versions thereof, and which also may be identified by their context. All statements that address operating performance or events or developments that Second Sight expects or anticipates will occur in the future, such as stated objectives or goals, or that are not otherwise historical facts, are forward-looking statements. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements as a result of various factors, including those risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Report, on Form 10-K, filed on March 20, 2018, our most recent 10-Q, filed on August 7, 2018, and our other reports filed from time to time with the Securities and Exchange Commission. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto, or any change in events, conditions, or circumstances on which any such statement is based.

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